UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2011

Orchard Supply Hardware Stores Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-11679	95-4214109
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6450 Via Del Oro San Jose, CA		95119
(Address of Principal Executive Offices)		(Zip Code)

(408) 281-3500

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is filed by Orchard Supply Hardware Stores Corporation, a Delaware corporation (the “Company”), in connection with the matters described herein.

Item 1.01	Entry into a Material Definitive Agreement.

Amendment and Restatement of the Senior Secured Term Loan Agreement

On December 22, 2011, the Company, Orchard Supply Hardware, LLC, a subsidiary of the Company (the “Borrower”), and certain subsidiaries of the Borrower entered into an amendment and restatement agreement with JPMorgan Chase Bank, N.A. (“JPMorgan”), as Administrative Agent and Collateral Agent, and the lenders party thereto (the “Term Loan Amendment”), amending and restating the Senior Secured Term Loan Agreement, dated as of December 21, 2006 (as amended on January 28, 2011, the “Term Loan Agreement,” and as amended by the Term Loan Amendment, the “Amended and Restated Term Loan Agreement”) by and among the Company, the Borrower, certain other subsidiaries of the Borrower, JPMorgan and the lenders party thereto. Pursuant to the Term Loan Agreement, the lenders thereunder extended term loans to the Borrower in an aggregate principal amount of $200 million under a seven-year term loan facility. The obligations of the Borrower under the Term Loan Agreement were and under the Amended and Restated Term Loan Agreement are guaranteed by the Company and certain of the Borrower’s subsidiaries and are secured by (i) a first priority pledge of the stock of certain of their respective subsidiaries and the Borrower’s and guarantors’ equipment, real property and intangibles relating to the foregoing and (ii) a second priority lien on substantially all of the Borrower’s and guarantors’ other property pursuant to, in the case of pledged personal property, a Pledge and Security Agreement, dated as of December 21, 2006 between the Company, the Borrower, certain subsidiaries of the Borrower and JPMorgan, as Collateral Agent.

The Term Loan Agreement was amended and restated to, among other things:

•

extend the maturity of a portion or all of the Term Loans of each consenting lender (the “Extended Term Loans”) to December 21, 2015, which lenders holding approximately 65% of the Term Loans agreed to;

•	increase the applicable interest rate margins for Extended Term Loans to 4.75% for ABR Loans and 5.75% for Eurodollar Loans;

•	impose an Adjusted LIBO Rate floor of 1.25% per annum and an Alternate Base Rate floor of 1.00% plus the one month Adjusted LIBO Rate, in each case, for Extended Term Loans;

•	impose pay-in-kind interest on Extended Term Loans at a rate of 3.00% per annum compounded annually;

•

permit extensions of the maturity of the Term Loans that were not extended in connection with the Term Loan Amendment (as so extended, the “Future Extended Term Loans”) and permit refinancing of the Term Loans (as so refinanced, the “Refinancing Term Loans”); provided that the all-in-yield on Extended Term Loans shall be increased to equal the yield on such Future Extended Term Loans or Refinancing Term Loans to the extent the Future Extended Term Loans or Refinancing Term Loans, as applicable, have a yield 25 or more basis points greater than the all-in-yield on the Extended Term Loans;

•

permit the Borrower to purchase loans outstanding under the Term Loan Agreement on a non-pro rata basis at less than par pursuant to a modified reverse Dutch auction purchase offer; provided that such purchased loans must be canceled within ten Business Days of purchase;

•	require a prepayment equal to $34.4 million with respect to the Extended Term Loans on the closing date of the Term Loan Amendment;

•	require a mandatory prepayment with 75% of the net cash proceeds of any disposition by OSH Properties LLC (“OSH Properties”) that is not used to pay Real Estate Debt;

•

if the Borrower’s ratings are below B3/B- with Moody’s or S&P, respectively, or if the Borrower shall no longer be rated, then for so long as that is the case (x) the percentage of Excess Cash Flow required to prepay Term Loans increases to 100% and (y) the pay-in-kind interest on Extended Term Loans shall increase to 4.00% per annum;

•	increase the maximum Adjusted Leverage Ratio levels as follows:

Fiscal Year	Quarter 1	Quarter 2	Quarter 3	Quarter 4
2011				6.00:1
2012	6.00:1	5.75:1	5.75:1	5.75:1
2013	5.75:1	5.25:1	5.25:1	5.25:1
2014	5.25:1	5.00:1	5.00:1	5.00:1
2015	5.00:1	4.75:1	4.75:1	4.75:1

•	limit the Borrower’s ability to make capital expenditures (net of tenant improvement allowances and landlord contributions) to the amounts set forth below:

Fiscal Year	Maximum Capital Expenditures
2012	$22.5 million
2013	$25.0 million
2014	$27.5 million
2015	$30.0 million

•

provide the lenders with the ability to exchange Term Loans for Qualified Subordinated PIK Debt, which shall (i) mature six months after the maturity of the Extended Term Loans, (ii) require no cash interest or amortization payments prior to the date that is six months after the maturity of the Extended Term Loans, (iii) be subordinated to the obligations under the Term Loan Agreement, (iv) contain no financial maintenance covenants and (v) contain other covenants and events of default no less restrictive than those contained in the Term Loan Agreement; and specify that any Qualified Subordinated PIK Debt will be excluded from Consolidated Total Funded Debt for purposes of calculating the Adjusted Leverage Ratio;

•

increase the amount of Term Loans that Permitted Debt Holders (other than Ares Capital Markets Group) may hold to 25% of the aggregate outstanding amount of Term Loans at the time of the acquisition, subject to voting restrictions thereon;

•	amend the definition of Change in Control to update the pre- and post-IPO prongs with a reference to the spin-off of the Company’s Equity Interests; and

•	require the payment of a customary fee to the lenders for amending the Term Loan Agreement.

Amendment to the Second Amended and Restated Senior Secured Credit Agreement

Effective December 22, 2011, the Company, the Borrower, certain subsidiaries of the Borrower, the lenders party thereto, and Wells Fargo Bank, National Association (“Wells Fargo”), as ABL Administrative Agent and Collateral Agent, entered into a Consent and First Amendment (the “ABL Amendment”) to the Second Amended and Restated Senior Secured Credit Agreement, dated as of January 29, 2010 (the “ABL Credit Agreement”), among the Company, the Borrower, certain subsidiaries of the Borrower, the lenders party thereto and Wells Fargo Retail Finance, LLC, as ABL Administrative Agent and Collateral Agent, in order to consent to the increased pricing applicable to the Extended Term Loans under the Term Loan Amendment.

The ABL Amendment also amended the ABL Credit Agreement to, among other things:

•	require the Borrower to satisfy a liquidity test in order to make voluntary prepayments of Term Loans or cash interest payments with respect to Qualified Subordinated PIK Debt;

•	amend the definition of Change in Control to update the pre- and post-IPO prongs with a reference to the spin-off of the Company’s Equity Interests;

•

amend the definition of Interest Payment Date to require that interest be paid on the first day of January, April, July and October in accordance with the requirements of the operating systems of Wells Fargo, as ABL Administrative Agent;

•	provide the Borrower with the ability to have Qualified Subordinated PIK Debt outstanding in exchange for Term Loans, subject to certain restrictions; and

•	require the payment of a customary fee to the lenders for amending the ABL Credit Agreement.

Amendment to the Real Estate Term Loan Agreement

On December 27, 2011, OSH Properties, certain lenders party thereto and Wells Fargo, as Administrative Agent, entered into an amendment (the “Real Estate Term Loan Amendment”) to the Real Estate Term Loan Agreement, dated as of October 27, 2010 (as amended on December 19, 2011, the “Real Estate Term Loan Agreement”), among OSH Properties, certain lenders party thereto and Wells Fargo, as Administrative Agent.

The Real Estate Term Loan Amendment amended the Real Estate Term Loan Agreement to, among other things:

•	increase the interest rate from LIBOR +4.25% per annum to LIBOR + 5.75% per annum; and

•	require the payment of a customary fee to the lenders for amending the Real Estate Term Loan Agreement.

Amendment to the Real Estate Master Lease

On October 27, 2010, in connection with the Real Estate Term Loan Agreement, OSH Properties (the “Landlord”) and Orchard Supply Hardware LLC (the “Tenant”) entered into a Lease Agreement (the “Real Estate Master Lease”) whereby the Tenant leased each of the properties secured by the Real Estate Term Loan Agreement from the Landlord. The Real Estate Master Lease requires Tenant to pay a market-rate fixed rent amount and otherwise comply with standard commercial leasing restrictions. The Real Estate Master Lease also requires Tenant to comply with certain affirmative and negative covenants that substantially mirror the covenants found in the Amended and Restated Term Loan Agreement and the ABL Credit Agreement. On December 27, 2011, Tenant and Landlord entered into an amendment (the “Lease Amendment”) to the Real Estate Master Lease to conform to the Amended and Restated Term Loan Agreement and the ABL Amendment.

The Real Estate Master Lease was amended to, among other things:

•

on or after the Spin-Off if a Spin-Off occurs (but only to the extent that OSH Finance Corporation merges into the Company, with the Company being the survivor of such merger), release OSH Finance Corporation from its obligations under the Lease Guaranty;

•	increase the maximum Adjusted Leverage Ratio levels to match those in the Amended and Restated Term Loan Agreement;

•	limit Tenant’s ability to make capital expenditures (net of tenant improvement allowances and landlord contributions) to match the amounts set forth in the Amended and Restated Term Loan Agreement;

•

provide the lenders under the Term Loan Agreement with the ability to exchange Term Loans for Qualified Subordinated PIK Debt, which shall (i) mature six months after the maturity of the Extended Term Loans,

(ii) require no cash interest or amortization payments prior to the date that is six months after the maturity of the Extended Term Loans, (iii) be subordinated to the obligations under the Amended and Restated Term Loan Agreement, ABL Credit Agreement and the Real Estate Master Lease, (iv) contain no financial maintenance covenants and (v) contain other covenants and events of default no less restrictive than those contained in the Term Loan Agreement or the Real Estate Master Lease; and specify that any Qualified Subordinated PIK Debt will be excluded from Consolidated Total Funded Debt for purposes of calculating the Adjusted Leverage Ratio; and

•	amend the definition of Change in Control to update the pre- and post-IPO prongs with a reference to the spin-off of the Company’s Equity Interests.

Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Term Loan Amendment, Amended and Restated Term Loan Agreement, ABL Amendment, ABL Credit Agreement, Real Estate Term Loan Amendment, Real Estate Term Loan Agreement, Real Estate Master Lease and Lease Amendment, as applicable.

The foregoing descriptions of the Term Loan Amendment, ABL Amendment, Real Estate Term Loan Amendment, Real Estate Master Lease and Lease Amendment do not purport to be complete and are qualified in their entirety by reference to such agreements, which are attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

The Company is still evaluating the impact that the amendments to the above-referenced financing arrangements and the recent sale-leaseback transactions will have on its consolidated financial statements. While the foregoing estimates may change, the Company anticipates that such transactions will impact its accounting as described in this Item 8.01.

The Company has sought to improve its financial position by renegotiating its financing arrangements, as described above, and by monetizing additional owned store properties, through asset sales and/or sale-leaseback transactions, in order to strengthen its ability to remain in compliance with the covenants under the foregoing financial arrangements while continuing to follow its current business plan, which includes plans for store expansion.

During the 2011 third and fourth fiscal quarters, the Company entered into sale-leaseback transactions with respect to five properties, all in California: the Tracy distribution center, the Hollywood store, the Pismo Beach store and two San Jose stores. Total proceeds of the sale-leaseback transactions were $57.8 million, and this was used to pay down the Real Estate Term Loan by $21.6 million and the Senior Secured Term Loan by $34.4 million. In connection with the paying down of amounts outstanding under its financing arrangements, the Company was able to renegotiate those financing arrangements as described above. The Company plans to remodel the Pismo Beach and the two San Jose stores and expects to receive $9.0 million in tenant improvement allowance to pay for a substantial portion of the remodeling. After the remodeling of the Pismo Beach and the two San Jose stores is complete, the Company expects to be able to conclude for accounting purposes the sale-leaseback transactions for those three properties.

The impact on the Company of the amendments to the financing arrangements, the sale-leaseback transactions and the Company’s transition to an independent, publicly traded company is expected to include:

•

Once complete for accounting purposes, the annual rent expense for the five sale-leaseback properties is expected to be approximately $5.0 million. It is anticipated that the Company will be able to conclude for accounting purposes the sale-leaseback transaction for the Pismo Beach and two San Jose properties in the third quarter of fiscal 2012. The Company previously did not pay rent on the five sale-leaseback locations for most of fiscal 2011 as they were owned properties.

•

The Company expects annual interest expense to increase by approximately $4.5 million, driven primarily by a reduction in interest of approximately $3.0 million associated with the aggregate pay down in debt of $56.0 million, $7.6 million of which was paid down in the Company’s fiscal third quarter ended October 29, 2011 and the $48.4 million balance of which was paid down in the Company’s fourth fiscal quarter. The decrease in interest associated with a lower debt balance is offset by approximately $7.5 million in higher annual interest due to increases in rates under the Senior Secured Term Loan and the Real Estate Term Loan. Outstanding debt, including capital leases, at the end of the Company’s third fiscal quarter of 2011 was $320.0 million.

•	The Company’s transition to a publicly-traded company independent from Sears Holdings Corporation (“Sears Holdings”) will have a range of impacts on its general operations, including:

•

The Company will incur increased costs, primarily from higher charges than in the past from Sears Holdings, for transition services and for establishing or expanding the corporate support for the Company’s businesses, including information technology, human resources, treasury, tax, risk management, accounting and financial reporting, investor relations, legal, procurement and other services. These additional annual operating charges are estimated to be approximately $3.0 million to $4.0 million annually.

•

The Company expects an impact on prices for goods and services purchased from third parties due to the loss of Sears Holdings’ buying volume and processes. The Company estimates these cost increases to be approximately $2.0 million to $4.0 million annually.

•

The Company expects to finalize its Annual Incentive Plan (the “Plan”) in 2012, which will include annual performance targets for executives and other management. The Company anticipates that the aggregate annual expense associated with the Plan will be $4.0 to $5.0 million, the payment of which would be predicated on the achievement of performance targets as determined by the board of directors of the Company. The Company has not accrued any expense and does not expect to make any payments associated with the 2011 annual incentive plan as performance targets were not achieved.

•

The aggregate of the above costs is an expected range of $18 million to $22 million in annualized expenses. The Company anticipates that this run-rate of cost will build during the fiscal 2012 year and be substantially in place by the fourth quarter of fiscal 2012.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those involving future events and future results that are based on current expectations, estimates, forecasts, and projects as well as the current beliefs and assumptions of our management. Words such as “outlook”, “believes”, “expects”, “appears”, “may”, “will”, “should”, “anticipates”, or the negative thereof or comparable terminology, are intended to identify such forward looking statements. Any statement that is not a historical fact, including estimates, projections, future trends and the outcome of events that have not yet occurred, is a forward-looking statement. Forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore actual results may differ materially and adversely from those expressed in any forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, those discussed under the section entitled “Risk Factors” in the Company’s reports filed with the Securities and Exchange Commission. Many of such factors relate to events and circumstances that are beyond the Company’s control. Shareholders and prospective investors should not place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following documents are attached as an exhibit to this Current Report on Form 8-K:

Exhibit Number	Description

10.1	Amendment and Restatement Agreement, to the Senior Secured Term Loan Agreement, dated as of December 21, 2006 and amended as of January 28, 2011, by and among Orchard Supply Hardware LLC, as Borrower, Orchard Supply Hardware Stores Corporation, as Holdings, certain other Subsidiaries of Holdings, the Term Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Term Administrative Agent for the Term Lenders, dated as of December 22, 2011.

10.2	Consent and First Amendment to Credit Agreement, dated as of January 29, 2010, among Orchard Supply Hardware LLC, as Borrower, Orchard Supply Hardware Stores Corporation, those certain Subsidiaries of the Borrower parties thereto, the Lenders from time to time party thereto and Wells Fargo Retail Finance, LLC, as ABL Administrative Agent and Collateral Agent for the Lenders, effective as of December 22, 2011.

10.3	Amendment No. 2 to Loan Agreement, dated as of October 27, 2010, as amended on December 19, 2011, among OSH Properties LLC, each Lender from time to time party thereto, and Wells Fargo Bank, N.A., as Administrative Agent for the Lenders thereunder, dated as of December 27, 2011.

10.4	Lease, dated as of October 27, 2010, as amended on February 17, 2011, among OSH Properties LLC, as Landlord, and Orchard Supply Hardware LLC, as Tenant.

10.5	Amendment No. 2 to Lease, dated as of October 27, 2010, as amended on February 17, 2011, among OSH Properties LLC, as Landlord, and Orchard Supply Hardware LLC, as Tenant, dated as of December 27, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 29, 2011	ORCHARD SUPPLY HARDWARE STORES CORPORATION

	By:	/s/ Michael W. Fox
Michael W. Fox Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment and Restatement Agreement, to the Senior Secured Term Loan Agreement, dated as of December 21, 2006 and amended as of January 28, 2011, by and among Orchard Supply Hardware LLC, as Borrower, Orchard Supply Hardware Stores Corporation, as Holdings, certain other Subsidiaries of Holdings, the Term Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Term Administrative Agent for the Term Lenders, dated as of December 22, 2011.

10.2	Consent and First Amendment to Credit Agreement, dated as of January 29, 2010, among Orchard Supply Hardware LLC, as Borrower, Orchard Supply Hardware Stores Corporation, those certain Subsidiaries of the Borrower parties thereto, the Lenders from time to time party thereto and Wells Fargo Retail Finance, LLC, as ABL Administrative Agent and Collateral Agent for the Lenders, effective as of December 22, 2011.

10.3	Amendment No. 2 to Loan Agreement, dated as of October 27, 2010, as amended on December 19, 2011, among OSH Properties LLC, each Lender from time to time party thereto, and Wells Fargo Bank, N.A., as Administrative Agent for the Lenders thereunder, dated as of December 27, 2011.

10.4	Lease, dated as of October 27, 2010, as amended on February 17, 2011, among OSH Properties LLC, as Landlord, and Orchard Supply Hardware LLC, as Tenant.

10.5	Amendment No. 2 to Lease, dated as of October 27, 2010, as amended on February 17, 2011, among OSH Properties LLC, as Landlord, and Orchard Supply Hardware LLC, as Tenant, dated as of December 27, 2011.